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                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 13, 2003 (including amendments thereto) with respect to the Common Stock of Summit America Television, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate. In addition, each party to this Agreement expressly authorizes Heritage Fund Advisors, LLC to this Agreement to file on its behalf any and all amendments to such Statement.

Date: June 13, 2003                      HERITAGE FUND ADVISORS, LLC

                                 By: Heritage Capital Advisors, LLC, sole member
                                 By: /s/ John F. Ray
                                     -------------------------------------------
                                     John F. Ray, President


Date: June 13, 2003              HERITAGE CAPITAL ADVISORS, LLC

                                 By: /s/ John F. Ray
                                     -------------------------------------------
                                     John F. Ray, President

Date: June 13, 2003              /s/ John F. Ray
                                 -----------------------------------------------
                                 John F. Ray


Date: June 13, 2003              /s/ W. Charles Warner
                                 -----------------------------------------------
                                 W. Charles Warner


Date: June 13, 2003              /s/ Glenn M. Caudill
                                 -----------------------------------------------
                                 Glenn M. Caudill


Date: June 13, 2003              /s/ Ronda J. Caudill
                                 -----------------------------------------------
                                 Ronda J. Caudill


Date: June 13, 2003              /s/ Laura J. Ashton
                                 -----------------------------------------------
                                 Laura J. Ashton